Debt Investor Presentation Fourth Quarter and Year Ended December 31, 2006 SLM Corporation

Forward Looking Statements Forward Looking Statements - This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yield on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, "the Company"). In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. "Core Earnings" Performance Measures - The following presentation includes "Core Earnings" performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the "Core Earnings" performance measures to the most directly comparable GAAP financial measures are included in the our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, which are available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). U.S. Government Guaranteed Student Loans - The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program ("FFELP"), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, available on our website at (http:// www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo) and on the SEC's website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with U.S. Department of Education regulations. In addition, unless a loan default results from the borrower's death, disability or bankruptcy, the federal government guarantees only 98 percent of the principal balance (97 percent on loans disbursed after July 1, 2006) plus accrued interest and the holder of the loan generally must absorb the two percent (three percent after July 1, 2006) not guaranteed as a loss on the loan ("Risk Sharing"). FFELP loans serviced by a servicer that has an Exceptional Performer designation from the U.S. Department of Education are not subject to Risk Sharing and receive 100% reimbursement on default claims (99 percent reimbursement on default claims filed after July 1, 2006). Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, market and interest rate, political and regulatory, liquidity, credit, and consolidation loan refinancing risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release, quarterly report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security.

SLM Corporation Overview

SLM Corporation #1 originator, servicer and collector of student loans in the vital and growing U.S. education lending market Fully independent private sector company, traded on the NYSE with a market capitalization of $20 billion(1) $142 billion managed student loan portfolio, 84% of which is U.S. government guaranteed(1) Consistently profitable since its founding in 1972, through various political, interest rate and economic cycles Issued $12 billion of 'A2/A/A+' corporate debt and $34 billion of predominantly 'Aaa/AAA/AAA' asset-backed securities in 2006 (1) As of December 31, 2006. (1) As of December 31, 2006.

SLM Corporation Update Managed student loan outstandings increased to $142 billion, up 16% from year- end 2005 "Core Earnings" net income increased to $1.2 billion, up 15% from 2005(1) New student loan legislation passed by Congress in February 2006 and effective July 1, 2006, had no material impact on SLM's growth or earnings Congress repealed the single-holder rule June 2006, allowing SLM and others to solicit consolidation loans from other lenders' Stafford and PLUS borrowers In September 2006, the company completed the acquisition of Upromise, a provider of college savings plans Year Ended December 31, 2006 - (1) "Core Earnings" net income adjusted for items disclosed separately, as described in the Company's quarterly earnings releases. Prior year period adjusted for stock-based compensation expenses not previously included in earnings.

A Brief Corporate History (1) Currently known as the Federal Family Education Loan Program (FFELP). SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings Moody's Moody's S&P Fitch Long-Term A2 A2 A A+ Short-Term P-1 P-1 A-1 F1+ Outlook Stable Stable Stable Stable Managed Loan Portfolio (as of December 31, 2006) Managed Loan Portfolio (as of December 31, 2006) Managed Loan Portfolio (as of December 31, 2006) Managed Loan Portfolio (as of December 31, 2006) Managed Loan Portfolio (as of December 31, 2006) Loan Type Loan Type $B $B % FFELP Loans FFELP Loans $119.5 $119.5 84% Private Education Private Education 22.6 22.6 16% Total Portfolio Total Portfolio $142.1 $142.1 100% Congress establishes, as a GSE, the Student Loan Marketing Association or "Sallie Mae" 1995 Privatization of Sallie Mae approved by Congress, SLM Corporation holding company created GSE dissolved... SLM Corporation becomes a fully independent, private sector corporation 1972 1997 2004 Sallie Mae completes its first 'AAA-rated' guaranteed student loan securitization SLM Corporation issues 'single-A' rated unsecured corporate debt 2000 1965 Congress creates the Guaranteed Student Loan Program (1) 2006 SLM Corporation mission expanded to include college savings

What Makes SLM Corporation Unique Limited Credit Risk 84% of managed student loans carried a U.S. government guarantee as of December 31, 2006 Total managed student loan losses were only 0.13% of managed student loans as of December 31, 2006 Limited Exposure to Interest Rate and Economic Cycles Interest rate sensitivities of floating rate assets closely matched with floating rate liabilities Growth and earnings not historically tied to interest rate or economic cycles Conservative Risk-Adjusted Capitalization Tangible equity covered loan losses by 16x at year end 2006 vs. a 2005 median of 12x for 'Aa' banks(1) Pre-tax income covered loan losses by 11x in 2006 vs. a 2005 median of 5x for 'Aa' banks(1)(2) Frequent Issuer with Stable Spreads Frequent issuer, with active secondary markets made in both its corporate bonds and ABS 'AAA' ABS and 'A' corporate debt, 1-30 years, floating or fixed, US$, Euro and other currencies Highly stable spreads 'Aa' bank comparisons based on 2005 median ratios for Citigroup, Bank of America, JPMorgan Chase, Wachovia and Wells Fargo. Source: SNL Securities and SEC filings. "Core Earnings" pre-tax income adjusted for items disclosed separately, as described in the Company's quarterly earnings releases.

The U.S. Student Loan Market

Federal Loans Private Loans Scholarships, Grants Parent/Student Contributions Billions of Dollars 74 22.5 80 52 Source: Based on estimates by Octameron Associates, "Don't Miss Out," 30th Edition; College Board, "2006 Trends in Student Aid"; and Sallie Mae. Includes tuition, room, board, transportation and miscellaneous costs for two and four year college degree granting programs. Sources of Funding for College Attendance Academic Year 2006-2007 ($billions) Total Cost - $229 Billion Parent/Student Contributions Scholarships, Grants, Other Federal Student Loans Private Education Loans Sources of Funding for Higher Education in the U.S.

Trends in U.S. Higher Education Spending 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Enrollment 14.262 14.368 14.502 14.507 14.791 15.312 15.928 16.612 16.901 17.272 17.428 17.647 17.916 18.202 18.48 18.746 18.955 19.182 19.439 19.682 19.873 millions Student Enrollment Projections Degree Granting Institutions Projected Actual Source: National Center for Education Statistics, U.S. Census Bureau and The College Board. Cumulative average year over year percentage increase in per student cost of attendance in current dollars, including tuition, fees and on-campus room and board. Average Cost of College Attendance Cumulative % Increase

Source: Postsecondary Education Opportunity, U.S. Census Bureau. Unemployment data as of 2005. Average annual income figures for 2005. Represents average earnings for a full time, year-round worker over age 25. Higher Education's Return on Investment Less than H.S. High School Some College Associate Bachelor's Master's Doctorate Professional Average Annual Income 22232 30640 35970 37480 53581 67361 93096 115292 Unemployment 0.076 0.047 0.042 0.033 0.026 0.021 0.016 0.011 Income and employment are strongly correlated to educational attainment

Education and Unemployment Over Time Average = 5.39% Min = 3.8% Max = 7.8% Average = 2.40% Min = 1.5% Max = 3.4% The relationship between education and unemployment has been relatively constant over time Source: Bureau of Labor Statistics.

The Federal Family Education Loan Program or "FFELP" Provides banks and others an explicit U.S. government guarantee and a guaranteed yield on student loans made pursuant to the FFELP program Loan pricing, terms and maximum borrowing limits set by Congress Available to undergraduate students, graduate students and their parents Floating or fixed rate loans, with 10 to 30+ year maturities and payments typically deferred until after graduation Borrower outstandings typically range from $5,000 to $25,000, although balances sometimes exceed $100,000 for graduate students The Federal Family Education Loan Program ("FFELP") -

Growth in Federally Supported Student Loan Originations In 2005, more borrowers took out more FFELP loans with higher loan balances than ever before Total federal student loan originations, including both FFELP and FDLP loans, increased by 9% in 2005, following a 13% increase in 2004 (1) The U.S. Department of Education is projecting 8% average annual growth in federal student loan volume through 2012, without consideration for pending increases in FFELP loan limits (1) Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans. 2000 2001 2002 2003 2004 2005 2006E 2007E 2008E Federal Student Loan Originations (Actual) 33.2553186 35.157 39.798 45.711 51.786 56.214 0 0 Federal Student Loan Originations (Projected) 0 0 0 0 0 60.6 66.1 72.1 YOY Growth Rate 0.1 0.06 0.13 0.15 0.13 0.09 0.08 0.09 0.09 Stable, Long-Term Growth -

The Private Education Loan Market Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower Generally 5 to 15 years in maturity, with terms similar to those offered under the guaranteed student loan program Typically non-dischargeable in bankruptcy Private Education Loans -

Private Education Loan Market Demand Private education loans help bridge the gap between funding available through government student loan programs and the rapidly increasing cost of education Cost of College AY 2006-2007 Based on a Four-Year Term Full-Time Private School Full-Time Public School 133204 65428 FFELP Funds Available 17125 17125 FFELP Limit $17,125 Federal Loan Shortfall FFELP Limit $17,125 Source: College Board. Cost of college includes tuition, fees, room and board, transportation and other expenses for degree granting institutions. FFELP loan limits as of year ended December 31, 2005. FFELP loan limits for a traditional four year college education increase to $19,000 on July 1, 2007. Cost of College AY 1996-1997 Based on a Four-Year Term Full-Time Private School Full-Time Public School 73428 28568 FFELP Funds Available 17125 17125 FFELP Limit $17,125 Federal Loan Shortfall FFELP Limit $17,125

The private education loan market has experienced steady growth, as demand for new sources of funding for higher education has increased Private Education Loan Market Growth (1) Source: Based on estimates by The College Board and Sallie Mae. Figures for academic years ended June 30.

Federal Student Loan Legislation

Federal Student Loan Legislation On January 17, 2007, House bill H.R. 5 was passed by the House and sent to the Senate for further scrutiny and debate H.R. 5's primary purpose was to advance legislation to reduce new subsidized Stafford loan interest rates from 6.8% to 3.4% over a five-year period H.R. 5 also proposed changes to the guaranteed student loan program, including - Reduction in lenders' guarantee from 97% to 95% on all new loans, and elimination of the 'Exceptional Performer' designation Reduction in lenders' permitted yields by 10 b.p. (exemption for the smallest lenders) Increase in fees paid by lenders to DOE on all new loans from 0.5% to 1.0% Reduction in collection fee retentions from 23% to 20% immediately, and to 18% by 2010 Increase in consolidation loan offset fees to 1.30% for lenders with 90(+)% consolidation loans (not applicable to Sallie Mae) Historically, proposed changes in student loan legislation have been a) subject to considerable debate, revision and delay, and b) applied prospectively not retrospectively, to new and not existing loans

1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 SLM Net Income (1) 290 334 391 388 345 350 367 384 381 405 492 624 690.3 925.9 986 1131 1253 Permitted FFELP Loan Yield (2) 325 325 310 310 310 250 250 250 220 220 174 174 174 174 174 174 174 Political Change and SLM Earnings Growth Past changes in student loan legislation have not had a long-term impact on SLM's earnings Based on SLM Corporation "Core Earnings" net income 1996-2006, "core" net income 1993-1995 and GAAP net income for earlier periods. 2004 figure adjusted for costs associated with the wind-down of the GSE and other items disclosed separately. Permitted in-school Special Allowance Margin for FFELP Stafford loans. Yield spread based on 91 day T-bill index from 1990 to 1999, and 3-month commercial paper from 2000 thru present. SLM Net Income (1) Impact of Changes in Student Loan Legislation on SLM Net Income 1992 - FFELP yield lowered 15 b.p. 1993 - Federal Direct Loan Program initiated 30 b.p. funding charge assessed to SLM 105 b.p. fee imposed on consolidations 1998 - FFELP yield lowered 30 b.p. 1997 - Privatization Act 1995 - FFELP yield lowered 60 b.p. 1998 - FFELP yield lowered 30 b.p.

SLM Business Fundamentals

SLM "Core Earnings" Revenue Mix Net interest income from student loans made up 66% of net revenue in 2006 The remaining 34% of net revenue was derived primarily from fee generating businesses Debt Management & Collections Operations, primarily related to student loans Guarantor Servicing for student loans Other sources, including late fees on student loans 12/31/2006 Guaranteed Loan Net Interest Income 43 Private Education Loans & Other Net Interest Income 23 Other 10 Guarantor Servicing 4 Debt Management & Collections 20 Note: Figures for fiscal year ended December 31, 2006, after provisions for losses. Adjusted for items separately disclosed in the Company's quarterly earnings releases. 2006 Revenue Breakdown -

SLM's Loan Origination Model Sallie Mae originates student loans primarily through schools' financial aid offices, and services and collects those loans throughout their life cycle Sallie Mae's Primary Loan Origination Model Students and Parents College Financial Aid Office Preferred Channel Lending Partners Proceeds Loans Services Origination Servicing Collections Loan Applications

SLM's Competitive Advantage Vertically Integrated Origination/ Servicing/Collections Strong National and Regional Brands State-of-the-Art Loan Delivery Platform Largest and Most Experienced Sales Team Breadth of Products and Services $142B of managed loans Nearly 10 million customers Economies of Scale SLM has a distinct competitive advantage in all facets of the education loan market Note: Figures as of December 31, 2006.

Federal Student Loan Market Share 1999 2000 2001 2002 2003 2004 2005 Sallie Mae 0.15 0.17 0.23 0.25 0.25 0.26 0.27 Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Rank Lender 2005 Market Share 1999 Market Share 1 Sallie Mae 27% 15% 2 Federal Govt 22% 32% 3 Citibank 5% 6% 4 Bank of America 4% 5% 5 Wells Fargo 4% -- SLM Historical Market Share of Federal Student Loan Originations (1) SLM Preferred Channel market share based on federal fiscal year 1999 and 2005 total FFELP and FDLP net commitment figures. All figures for federal fiscal year ended September 30. Source: U.S. Department of Education and SLSA Servicing Volume Survey.

Higher Ed Tuition Answer Career Training Private Ed Loans 14.3 1.5 2.1 SLM's Private Education Loan Portfolio $23 billion of managed outstandings at year end 2006 16% of SLM's managed student loan portfolio High average FICO scores Risk-based pricing Approximately 51% of loans with co-borrowers, typically parents Higher education loans typically non-dischargeable in bankruptcy Graduate students represented 25% of higher education loans Integrated underwriting, servicing and collections (1) All figures for the fiscal year ended December 31, 2006. Private Education Loan Portfolio Characteristics(1) -

Private Education Loan Portfolio Trends Private Education Loan portfolio performance trends are very stable, in part as a result of sound underwriting, pricing, servicing and default management practices 2002 2003 2004 2005 2006 Net Charge-Offs 0.0225 0.0185 0.0192 0.0189 0.0162 Private Education Loan Spread 0.0449 0.0475 0.0424 0.0473 0.0513 (1) "Core Earnings" Private Education Loan spread, before provision. Annualized net charge-offs as a percentage of average Managed Private Education Loans in repayment.

Debt Management, Guarantor Servicing and Other Income Debt Management & Collections Operations - 20% of operating revenue (1) Variable cost, low overhead business Consistent, recurring earnings stream Guarantor Servicing - 4% of operating revenue (1) 29% share of the FFELP guarantor servicing market (3) Consistent, recurring earnings stream Other Fee Income - 10% of operating revenue (1) Late fees, third-party servicing fees, etc. In total, two-thirds of SLM's fee and other income was derived from education-related sources 2002 2003 2004 2005 2006(1) % of Operating Revenue 0.28 0.29 0.31 0.32 0.34 Other Fee Income 210 202 287 275 332 Guarantor Servicing 106 128 120 115 132 Debt Management 186 259 340 527 636 Fiscal year ended December 31, 2006, adjusted for items disclosed separately in the Company's quarterly earnings release. Operating revenue as a percentage of net interest income after provision plus other operating revenue. Years 2002 - 2005 operating revenue and fee and other income adjusted for items disclosed separately in the Company's quarterly earnings releases. Guarantor services market share data as of March 31, 2006. Source: NSLDS. $589 $747 $917 Fee & Other Income - $1,100 $502

What Makes SLM a Unique Credit

Net Charge Offs East 0.9989 0.0011 Private Credit Loans Net Charge Offs East 0.9903 0.0097 Extremely Low Loan Losses FFELP Loans Net Charge Offs 0.9993 0.0007 + = Private Education Loans U.S. Government Guaranteed Loans Net Charge-Offs (1) = 0.01% Net Charge-Offs (1) = 0.82% Total Net Charge-Offs (1) = 0.13% SLM's net charge-offs represented 0.13% of managed student loans for the twelve months ended December 31, 2006, compared to the 2005 median of 0.83% for 'Aa' banks and 4.20% for highly rated finance companies(1)(2) (1) Managed FFELP net charge-offs as a percentage of average managed FFELP assets. Managed Private Education Loan net charge-offs as a percentage of average managed Private Education Loan assets. Total net charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Managed Private Education Loan net charge-offs represented 1.62% of managed Private Education Loans in repayment for the twelve months ended December 31, 2006. U.S. 'Aa' banks include Citicorp, JP Morgan Chase, Bank of America, Wells Fargo and Wachovia. Non-bank financials include American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Source: SNL Securities database and SEC filings. Total Managed Student Loan Portfolio

Net Interest Margin Extremely low loan losses and match funding of interest rate sensitivities on floating rate assets and floating rate liabilities make SLM's net interest margin highly stable Stable Net Interest Margin Note: Based on SLM Corporation "Core Earnings" results 1998-2006 and GAAP results for earlier periods.

Low Operating Expenses SLM's operating expenses stood at only 39% of operating revenue in 2006(1) SLM's operating efficiency ratio far outdistanced that of its peers over the past five years (1)(2) 2002 2003 2004 2005 2006(2) SLM Corp 0.37 0.36 0.36 0.38 0.39 Specialty Finance Cos. 0.58 0.55 0.58 0.59 0.59 'Aa' Banks 0.6 0.59 0.59 0.58 0.58 (1) SLM figures based on operating expense as a percentage of net interest income after provision plus fee and other income, adjusted for items disclosed separately in the Company's quarterly earnings releases. (2) Based on ratio of operating expenses as a percentage of operating revenue for Citibank, Bank of America, Wells Fargo, Wachovia and JP Morgan and for specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all other as of December 30, 2005. 2006 peer data estimated based on actual 2005 figures. Source: SNL Securities database and SEC filings. High Operating Efficiency -

Highly Stable and Predictable Earnings SLM has generated highly consistent earnings and cash flow since its inception in 1972 Steady growth in the student loan market, the guaranteed nature of SLM's assets and strict asset and liability management policy protect SLM from economic and interest rate cycles "Core Earnings" net income 1996-2006, "core" net income 1993-1995 and GAAP net income for earlier years. 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. Sources: U.S Federal Reserve and U.S. Bureau of Economic Analysis. 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 SLM Net Income (1) 290 334 391 388 345 350 367 384 381 405 492 624 690.3 925.9 986 1131 1253 T-Bill Rates 0.075 0.0538 0.0343 0.03 0.0425 0.0549 0.0501 0.0506 0.0478 0.0464 0.0582 0.034 0.0161 0.0101 0.0137 0.0315 0.0473 Real GDP 0.0542 0.0345 0.03 0.03 0.04 0.03 0.04 0.05 0.05 0.06 0.05 0.01 0.019 0.03 0.044 0.032 Interest Rates SLM Net Income (1) GDP Growth Highly Predictable Earnings -

Strong Risk-Adjusted Capitalization

Strong Risk-Adjusted Capitalization 2005 Medians for 'Aa' U.S. Banks / Investment Grade Finance Cos.(4) 2004 2005 2006 2005 Medians for 'Aa' U.S. Banks / Investment Grade Finance Cos.(4) Tangible Equity/Managed Assets(1) 1.6% 1.9% 1.8% 4.9% / 7.3% Tangible Equity/Net Charge-Offs(2) 15x 16x 16x 12x / 6x Pre-Tax Income/Net Charge-Offs(3) 12x 12x 11x 5x / 2x SLM Corp Not a risk adjusted capital ratio Risk adjusted ratios SLM's leverage compares extremely favorably to 'Aa' banks and other non-bank financials when measured relative to actual loss experience (1) GAAP tangible stockholders' equity as a percentage of total managed assets. (2) Average GAAP tangible equity including preferred stock to net charge-offs. SLM net charge-offs based on total managed loans. (3) SLM ratios based on "Core Earnings" pre-tax income, adjusted for items disclosed separately in the Company's quarterly earnings releases. (4) 2005 medians for major 'Aa' rated banks Citicorp, Wells Fargo, Bank of America, Wachovia and JP Morgan, and investment grade specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Managed assets and managed net charge-offs used when available. Source: SNL Securities database and SEC filings.

Funding Diversity and Liquidity

Funding Sources At December 31, 2006, ABS represented 69% and unsecured corporate debt 31% of SLM's $157 billion of total managed debt outstanding Note: Totals may not add due to rounding.

SLM has issued $127 billion of long-term, non-GSE corporate debt and asset- backed securities since 2004, across a broad range of maturities - New Issuance Volume 2004 2005 2006 Corporate Debt Issuance (1) $15B $10B $12B Term Asset-Backed Securities Issuance (1) $30B $27B $34B Total Term Debt Issuance $45B $37B $45B Range of Maturities in Years 1 - 30 1 - 30 1 - 30 Average Life to Call in Years 5.8 6.5 7.2 Average Cost of Funds vs. US$ LIBOR (2) +25 bp +18 bp +19 bp (1) Excludes issuance under SLM's $6.5 billion corporate and $6 billion asset-backed commercial paper programs. (2) Swapped equivalent spread, including amortized issuance costs. Includes SLM corporate debt and term asset-backed securities. Note: Totals may not add due to rounding. SLM Corporate Debt and ABS Issuance

SLM 2006 Total Managed Debt Issuance by Currency, Investor Geography and Issue Type During 2006, SLM issued 45 term ABS and corporate debt securities in nine different currencies to over 450 institutional investors around the globe USD Euro Canadian Sterling Yen HDK Peso Krona AUD 0.8697 0.0831 0.0148 0.0075 0.0066 0.0031 0.002 0.008 0.0052 FFELP consolidation FFELP Stafford/Plus Private Credit US Global MTN Foreign Currency Extendible Retail 0.5039 0.1119 0.1251 0.1284 0.0853 0.033 0.0123 US Europe Asia Other 0.5396 0.3632 0.061 0.0362 By Currency By Investor Geography By Issue Type 2006 Funding Diversity Note: Estimates based on information provided by various investment dealers. Totals may not add due to rounding.

Excess Liquidity At December 31, 2006, SLM maintained significant excess liquidity... Enough liquidity in unrestricted cash, investments and unused committed credit lines to repay 22 months' debt maturities Together with cash, investments and unused credit lines, enough additional liquidity in its readily saleable, unencumbered FFELP loan portfolio to meet 7 years' debt maturities At December 31, 2006, short term debt represented only 2% of total managed debt Available December 31, 2006 Sources of Primary Liquidity: Unrestricted Cash & Investments $4.7B $6.5B CP and Bank Lines 6.5B $6.0B Asset-Backed CP Program 1.0B Total Sources of Primary Liquidity $12.2B Stand-by Liquidity: Unencumbered FFELP Loans 28.1B Total Primary and Stand-by Liquidity $40.3B

Dealers in SLM Corporate Debt and ABS SLM utilizes a broad base of dealers globally, promoting liquidity in its corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS

SLM Corporate Debt Program

SLM Corporate Debt Issuance Volume Issuance Type 2004 2005 2006 2006 US$ Global and Medium Term Notes $ 6.4 $ 4.5 $ 5.8 $ 5.8 Foreign Currency Denominated(2) 4.2 4.0 3.9 3.9 Extendible Notes 2.5 1.0 1.5 1.5 Retail Note Program 1.8 0.8 0.5 0.5 Convertible Debentures 0.0 0.0 0.0 0.0 Total Corporate Debt Issuance $ 14.8 $10.3 $ 11.7 $ 11.7 SLM Corporate Term Debt Issuance Volume ($ billions) (1) - Excludes issuance under SLM's $6.5 billion commercial paper program. US$ equivalent at the time of issuance.

SLM 2006 Total Corporate Debt Issuance by Currency, Investor Geography and Issue Type During 2006, SLM issued 32 corporate debt securities in nine different currencies to over 300 institutional investors 2006 Corporate Debt Program Funding Diversity USD Euro Canadian Sterling Yen HKD Peso Krona AUD 0.67 0.1469 0.0572 0.029 0.02 0.0119 0.0078 0.0308 0.0202 US Global MTN Foreign Currency Extendible Retail 0.5 0.3291 0.1275 0.04 US Europe Asia Other 0.5416 0.2754 0.1063 0.0767 By Currency By Investor Geography By Issue Type Note: Estimates based on information provided by various investment dealers. Totals may not add due to rounding.

Representative SLM Corporate Benchmark Debt Issues Representative US$ & Euro Benchmark Corporate Debt Issuance Issue Issue Date Issue Size (mil) Rating Coupon Maturity USD - SLM Corp Jul '05 $2,000 A2/A/A+ L+14 Jul '09 SLM Corp Jul '05 $1,250 A2/A/A+ 4.500% Jul '10 SLM Corp Jul '06 $2,000 A2/A/A+ L+16 Jul '10 SLM Corp Mar '06 $1,000 A2/A/A+ L+20 Mar '11 SLM Corp Apr '06 $750 A2/A/A+ 5.450% Apr '11 SLM Corp Oct '06 $1,250 A2/A/A+ L+23 Oct '11 SLM Corp Oct '06 $600 A2/A/A+ 5.40% Oct '11 SLM Corp Jan '07 $850 A2/A/A+ L+30 Jan '14 SLM Corp Apr '04 $1,000 A2/A/A+ 5.375% May '14 SLM Corp Jul '03 $750 A2/A/A+ 5.625% Aug '33 Euro - SLM Corp Jun '05 &128;300 A2/A/A+ Euribor+15 Jun '09 SLM Corp Oct '05 &128;500 A2/A/A+ Euribor+20 Dec '10 SLM Corp Apr '04 &128;750 A2/A/A+ Euribor+35 Apr '11 SLM Corp Nov '06 &128;650 A2/A/A+ Euribor+25 Nov '11 SLM Corp Sep '05 &128;750 A2/A/A+ 3.125% Sep '12 SLM Corp Jun '06 &128;700 A2/A/A+ Euribor+33 Jun '13 SLM Corp Mar '04 &128;1,250 A2/A/A+ 4.750% Mar '14

Over the past five years, SLM's five-year bond spreads have exhibited very low volatility, with levels similar to that of 'AA' bank spreads and far lower than that of brokers or other non-bank financials Note: 'AA' bank index includes Citigroup, Wells Fargo, Bank of America, Wachovia and JPMorgan Chase. Broker index includes Goldman Sachs, Lehman Brothers, Merrill Lynch and Morgan Stanley. Finance Company index includes American Express, CIT, Countrywide and HSBC Finance. Five Year data compiled from January 2002 to December 2006. Source: Various investment dealers. SLM 'AA' Banks Brokers Finance Cos Std Dev 9 14 30 49 Max 51 73 142 266 Min 9 4 7 16 Mean 24 23 38 54 Consistent Credit Spread Performance

SLM Corporation ABS Program

SLM ABS Issuance Volume 2004 2005 2006 Non-Consolidation FFELP ABS $10.1 $ 6.6 $ 5.1 Consolidation FFELP ABS 17.4 17.1 22.9 Private Credit ABS 2.8 3.4 5.7 Total ABS Issuance $ 30.3 $ 27.0 $ 33.7 SLM ABS Term Issuance Volume ($ billions) (1) - (1) Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding.

SLM 2006 Total Managed ABS Issuance by Currency, Investor Geography and Issue Type During 2006, SLM issued 13 term ABS issues in US$ and Euro to over 150 institutional investors 2006 ABS Funding Diversity USD Euro 94% 6% Consolidated Stafford/Plus Private Credit 68% 15% 17% US Europe Asia Other 54% 39% 5% 2% By Currency By Investor Geography By Issue Type Note: Estimates based on information provided by various investment dealers. Totals may not add due to rounding.

SLM ABS Structures Recent SLM new issue ABS Structures - Non-Consolidation FFELP Consolidation FFELP Private Education Loans Issue $2.6B SLM Trust 2006-3 $4.2B SLM Trust 2006-10 $1.2B SLM Trust 2006-C Pricing Date March 2, 2006 November 15, 2006 September 20, 2006 Collateral US Govt. Guaranteed FFELP Stafford and Plus Loans US Govt. Guaranteed FFELP Consolidation Loans Non-Guaranteed Private Education Loans Initial Pricing CPR(1) 12% CLR Ramp (0%-8% over 10 yrs) 4% Tranching Moody's Amt AL(1) Pricing A-1 Aaa $687 1.0 L -2 A-2 Aaa $825 3.0 L+0 A-3 Aaa $335 5.0 L+4 A-4 Aaa $483 7.0 L+8 A-5 Aaa $162 8.4 L+10 B Aa1 $77 8.4 L+20 Moody's Amt AL(1) Pricing A-1 Aaa $420 1.0 L -3 A-2 Aaa $611 3.0 L+1 A-3 Aaa $380 5.0 L+2 A-4 Aaa $680 7.0 L+7 A-5A Aaa $286 10.0 L+10 A-5B Aaa $512 10.0 L+9 A-6 Aaa $1179 15.5 L+15 B Aa1 $126 12.0 L+22 Moody's Amt AL(1) Pricing A-1 Aaa $157 2.5 L+1 A-2 Aaa $268 5.0 L+5 A-3 Aaa $110 7.5 L+13 A-4 Aaa $215 10.0 L+17 A-5 Aaa $356 14.2 L+24 B Aa2 $39 11.5 L+31 C A2 $54 10.5 L+39 (1) Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/. Actual average life may vary significantly from estimates.

Note: Totals may not add due to rounding. 2006 ABS Issuer Rankings

SLM U.S. Government Guaranteed Student Loan ABS

SLM FFELP ABS Issue Characteristics U.S. Government guaranteed collateral (1) Issue size $2.0B to $4.0(+)B Tranches denominated in US$ or Euros 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure 20% risk based capital weighting in most countries Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Amortizing tranches, with 1 to 15(+) year average lives Reset Rate Notes offer 'soft bullet' maturities for selected issues Serviced by Sallie Mae, Inc., designated an "Exceptional Performer" by the U.S. Department of Education Typical SLM FFELP ABS Transaction Features - (1) As of December 31, 2006, 99% guarantee of principal and accrued interest on underlying collateral applicable to SLM and others with Exceptional Performance designation, 98% or 97% guarantee applicable to all others. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education.

Shorter term "soft bullet" US$ fixed rate, Euro and Sterling tranches, backed by long- dated collateral Remarketed at a date certain prior to the expected maturity date, typically 3, 5 , 7 or 10 years from issuance Successful remarketing or call provides for full repayment of outstanding reset rate notes on remarketing date $7.5 billion, &128;5.0 billion and £1.8 billion of reset rate notes issued to date SLM FFELP ABS Reset Rate Notes SLM FFELP ABS 'Soft Bullet' Fixed Rate, Euro and Sterling Structures -

Class A Notes pay sequentially A-4, A-5, A-6 and A-7 Reset Rate Note remarketing dates occur well in advance of expected amortization of underlying collateral SLM Trust 2004-10 Reset Rate Note Structure Amortization Illustration Outstanding Balance A-1 Description EUR FRN Soft Bullet USD FRN A-2 A-3 USD FRN A-4 A-5A/B USD FRN GBP FXD Soft Bullet A-7A/B Time USD FRN Soft Bullet A-6A/B A-8 USD FRN Soft Bullet USD FRN Soft Bullet 1 A-4 Reset st 1 A-5 Reset st 1 A-6 Reset st 1 A-7 Reset st 1 A-8 Reset st

SLM FFELP ABS Relative Value SLM FFELP 'AAA' ABS spreads track 'AAA' prime credit card ABS, yet SLM FFELP ABS collateral is backed by an explicit U.S. government guarantee Source: Merrill Lynch Research. 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 FFELP 22 22 22 22 22 22 22 22 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 19 18 18 18 18 18 18 18 18 18 15 15 14 14 14 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 14 14 15 15 15 15 15 15 15 14 14 14 14 14 13 13 13 13 13 13 13 13 11 11 11 11 11 10 10 10 10 10 8 8 8 8 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 FFELP 2 2 2 2 4 4 3 3 3 3 3 3 3 3 3 3 3 3 4 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 4 4 4 4 4 3 3 3 3 2 2 3 3 3 3 3 3 3 3 3 3 3 3 3 4 4 4 4 3 3 3 3 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 1 1 1 0 0 0 0 1 1

SLM 'AAA' FFELP ABS vs. US Agencies Attribute SLM FFELP ABS U.S. Agency Debt U.S. Govt. Guarantee U.S. government guaranteed collateral(1) No explicit guarantee...market credit for 'implicit' guarantee Risk Weighting 20% in many countries, including the US, UK, Germany, France 20% Liquidity ~$95 billion of SLM ABS outstanding at year end 2006 ~$2.4 trillion of non-MBS US agency debt outstanding Currencies US$, Euro, Sterling US$, Euro, Sterling, other Maturity 1 to 15+ years 1 to 30 years Payment Window Bullet or amortizer Bullet Coupon Rate Fixed or floating Fixed or floating Payment Frequency Quarterly Semi-annual SLM's 'AAA' FFELP ABS share many characteristics of U.S. agency debt (1) As of December 31, 2006, 99% guarantee of principal and accrued interest on underlying collateral applicable to SLM and others with Exceptional Performance designation, 98% or 97% guarantee applicable to all others. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education.

SLM ABS (floating rate issuance) Agency debenture (fixed rate issuance) 1 -3 -16 2 -1 -18 3 1 -17 5 2 -15 7 7 -15 10 10 -17 SLM 'AAA' FFELP vs. US Agencies SLM 'AAA' FFELP ABS (1) US Agency Debt (1) Maturity (yrs.) 18bps 22bps 27bps 13bps 17bps (1) Spreads as of December 31, 2006. US Agency spreads average of Fannie Mae and Freddie Mac LIBOR equivalent spreads. Source: Various dealers. Sallie Mae 'AAA' FFELP ABS offers wider new issue spreads than U.S. agency debentures across all maturities 17bps

SLM 'AAA' FFELP ABS Spread Performance vs. Agencies SLM FNMA Current 2 -16 Max 12 6 Min 2 -20 Mean 7.3 -9.9 Std Dev 3.1 4.6 (1) 5-year unsecured Fannie Mae, rolling weekly average LIBOR equivalent pricing. Source: Various dealers. Spread to LIBOR on SLM 'AAA' FFELP ABS vs. U.S. Agencies Dec 2002 - Dec 2006 5-Year SLM 'AAA' FFELP ABS 5-Year Fannie Mae

SLM Private Credit Student Loan ABS Program

SLM Private Credit ABS Issue Characteristics Issue size $1.0B to $2.5(+)B US$ denominated Student loan collateral not guaranteed by the U.S. Government 'Aaa/AAA/AAA' rated class A senior tranches, 'Aa2/AA-/AA' rated Class B and 'A2/A/A' rated class C subordinate tranches Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Typically amortizing tranches, with 1 to 15 year average lives Serviced by Sallie Mae, Inc. Typical SLM Private Credit ABS Transaction Features -

SLM Private Credit Loan Underwriting SLM Higher Education Loan Program Underwriting Standards - Minimum FICO score for standard programs. Prior to July 1, 2001, minimum FICO score for Sallie Mae branded loans was 630. Custom programs have been negotiated with certain schools in which the FICO cut-off may be lower. In certain cases school recourse exists for these loans. Pursuant to its agreement with the American Association of Medical Colleges, Sallie Mae underwrites certain Medical loans on a judgmental basis, without reliance on the FICO score of the borrower.

SLM Private Credit Cumulative ABS Issuance(1) SLM Private Credit ABS Issuance SLM Managed Private Education Loans Outstanding(1) Gross outstandings for total managed portfolio, before deducting loan loss allowance and unamortized discount. 2001 2002 2003 2004 2005 2006 Higher Education 3.6 5 7.4 10 15.6 21.4 Career Training 0.8 1.1 1.3 1.6 1.9 2.3 2001 2002 2003 2004 2005 2006 Issuance Volume 0.7 4.472 7.3 10.7 16.4 SLM issued $5.7B of private credit loan ABS during 2006, bringing total issuance to date to $16.4 B

SLM Private Credit ABS Relative Value 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 11 11 11 11 10 10 10 10 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 10 10 10 10 9 9 9 9 9 9 9 9 9 9 8 8 7 7 7 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 5 4 4 4 4 4 4 4 4 4 4 4 4 3 3 3 3 3 2 2 2 1 1 1 1 2 2 Cards 5 5 5 5 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 4 4 3 3 3 2 2 2 2 2 2 3 4 4 4 4 3 3 3 3 3 4 4 4 5 4 4 4 4 3 3 3 3 3 3 3 3 3 3 3 3 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 44 44 44 44 43 43 43 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 39 39 39 39 39 39 39 38 38 38 38 38 38 38 38 33 33 30 30 28 28 28 28 28 20 20 18 18 18 18 18 18 18 19 19 19 19 19 19 19 19 19 19 19 19 19 18 17 17 17 17 17 17 17 17 17 16 16 16 15 15 15 15 15 14 14 14 13 13 13 13 13 13 Cards 18 18 19 19 19 19 18 18 17 17 17 17 17 17 17 17 17 16 16 16 16 16 16 16 17 16 16 12 12 12 12 12 12 14 13 13 13 13 13 13 13 12 12 12 12 13 13 13 13 12 12 12 12 13 13 13 13 13 13 13 13 14 14 14 14 14 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 12 12 12 11 10 10 9 9 9 9 9 9 8 8 8 7 7 Spreads on SLM Private Credit ABS remain wide of comparable credit card ABS. Source: Merrill Lynch Research.

SLM 2006-C Private Credit Student Loan ABS

SLM Private Credit Student Loan Trust 2006-C The structure of SLM 2006-C is similar to prior Sallie Mae Private Credit ABS issues(1) (1) Preliminary, subject to change. (2) Estimated based on a variety of assumptions concerning loan repayment behavior. Actual average life and repayment characteristics may vary significantly from estimates. (3) Percent of Initial Asset Balance (including reserve account). (4) Percent of Current Asset Balance. (5) Percent of Initial Asset Balance

SLM 2006-C Summary Pool Characteristics Loan Programs % Co-Borrower as Obligor Borrower Payment Status Pool Weighted Original Average FICO Score 714 Pool Weighted Current Average FICO Score 700 Average Borrower Indebtedness $10,999 Weighted Average Remaining Term 200 months No Co-Borrower Co-Borrower East 0.517 0.483 Undergraduate/Graduate Law Loans MBA Loans Medical Loans East 0.852 0.065 0.033 0.05 Grace Deferment In School Forebearance Repayment East 0.199 0.013 0.614 0.035 0.139

SLM 2006-C FICO Distribution at Loan Origination(1) If there is a co-borrower, the co-borrower's FICO was used. Loans with FICO scores greater than zero and less than 630 represent less than 0.02% of the portfolio. Approximately 3.3% of the trust consists of student loans where no FICO scores were currently available or which were underwritten without relying upon FICO scores. <630 630-639 640-659 660-679 680-699 700-719 720-739 740-759 760-779 780-799 800+ FICO Score at Origination 0.002 0.028 0.122 0.134 0.13 0.124 0.112 0.102 0.088 0.078 0.046 (2) (3)

SLM Private Credit ABS Prepayment Analysis Historical SLM Private Credit ABS CPRs

Additional Information

"Core Earnings" Presentation Used by SLM's management in developing financial plans, tracking results, establishing corporate performance targets and determining incentive compensation Used by equity investors, credit rating agencies and debt capital providers to measure the company's business performance Treat securitizations as long-term financings and recognize the economic effect of hedges; and specifically exclude (i) gains on sales from securitizations, (ii) derivatives mark-to-market adjustments, (iii) floor income, and (iv) goodwill and intangible impairment and the amortization of acquired intangibles Reflect only current period adjustments to GAAP earnings and are not a substitute for reported results under GAAP May not be comparable to similarly titled measures reported by other companies Note: Both a description of SLM's "Core Earnings" treatment and a full reconciliation to the GAAP income statement is contained in the supplemental earnings disclosure to the company's quarterly earnings releases and most recent Form 10-K. "Core Earnings" Performance Measures -

2001 2002 2003 2004 2005 2006 Stafford/PLUS 50 47.052 45.524 47 40.658 39.9 Consolidation 17 25.25 34.96 49 65.434 79.6 Private Education 4.416 5.822 8.305 11 16.437 22.6 Growth 0.142 0.14 0.14 0.15 $78 $89 $107 $123 SLM Corporation - Summary Financial Performance 2001 2002 2003 2004 2005 2006 "Core Cash" Net Income 624 690.3 925.9 986 1131 1232 $72 (1) 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. $142 (1)

Presidential Award for Corporate Leadership Most prestigious Presidential award for corporate citizenship Recognizes corporate commitment to employees and the community Presented annually at the White House by the Secretary of Commerce Sallie Mae one of two companies to receive this honor in 2006 Sallie Mae to be honored for Sallie Mae Fund programs: Outreach to Latino Community, Bus Tour Scholarship Programs DC Access Initiatives, Building Hope Sallie Mae Winner - 2006 Ron Brown Award for Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Corporate Leadership Past Winners

Additional Information Available at www.salliemae.com Additional Information Available at www.salliemae.com

Debt Investor Relations Contact Information Guido van der Ven Vice President, Corporate Finance Sallie Mae, Inc. 36 Leitch Avenue Skaneateles, NY 13152 315-685-9825 guido.e.vanderven@slma.com Leo Subler Managing Director, Corporate Finance Sallie Mae, Inc. 12061 Bluemont Way Reston, VA 20190 703-984-5564 leo.subler@slma.com